UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Section 5.02 of this Current Report on Form 8-K regarding the “Plan Amendment” is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 25, 2017, Matthew L. Chretien resigned as President and Chief Executive Officer of Intellinetics, Inc. (the “Company”). Mr. Chretien will continue to serve as Chief Technology Officer and as a member of the Board of Directors of the Company (the “Board”). The Board also appointed Mr. Chretien as Chief Strategy Officer effective as of September 25, 2017.

On September 25, 2017, the Board appointed James F. DeSocio to serve as the Company’s President and Chief Executive Officer. On September 25, 2017, the Board also increased the size of the Board from five (5) members to six (6) members, and elected Mr. DeSocio to serve as a member of the Board and fill the newly created vacancy.

Prior to joining the Company, Mr. DeSocio, age 62, served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Mr. DeSocio has extensive experience in sales, marketing, international operations, mergers and acquisitions.

Pursuant to an offer letter agreement between Mr. DeSocio and the Company dated September 25, 2017 (“Offer Letter”), Mr. DeSocio will be paid an annual base salary of $270,000 and will be eligible for quarterly and annual bonus payments totaling up to 50% of his annual base salary, which will be pro-rated for calendar year 2017. Such bonus payments shall be subject to the Company’s satisfaction of certain revenue and EBITDA goals as determined by the Board.

Pursuant to the Offer Letter, Mr. DeSocio will also receive options to purchase up to 1,250,000 shares of common stock of the Company under the Intellinetics, Inc. 2015 Equity Incentive Plan, as amended (the “Incentive Plan”), which options will consist of:

●	Options to purchase up to 750,000 shares of common stock, with an exercise price equal to the greater of (i) the market closing price of the Company’s common stock on the date of grant, or (ii) thirty cents ($0.30). The options shall vest in equal quarterly installments over two years;

●	Options to purchase up to 250,000 shares of common stock, with an exercise price equal to the greater of (i) 125% of the market closing price on the date of initial grant, or (ii) thirty-eight cents ($0.38). The options shall vest in equal quarterly installments over a period of two years from the initial grant date, provided that no portion of the options shall be exercisable until a sufficient number of shares of common stock becomes available under the Incentive Plan (whether such shares become available by expiration, cancellation or forfeiture of other outstanding awards, amendment of the Incentive Plan, or otherwise);

●	Options to purchase up to 250,000 shares of common stock, with an exercise price equal to the greater of (i) 125% of the market closing price on the date of initial grant, or (ii) thirty-eight cents ($0.38). The options shall vest in equal quarterly installments over a period of two years from the initial grant date, provided that no portion of the options shall be exercisable until the stockholders of the Company approve, at the Company’s 2018 annual meeting of stockholders, a sufficient increase in the total number of shares authorized for issuance (and any applicable individual award limits) under the Incentive Plan.

In addition, the Offer Letter provides for certain severance payments and benefits in the event of a termination of Mr. DeSocio’s employment under specific circumstances, including three (3) months of continued base salary and medical and dental benefits for termination without cause, and six (6) months of continued base salary and medical and dental benefits for a qualifying termination within certain proximity to a change of control event by the Company. Mr. DeSocio’s receipt of such severance payments and benefits is contingent upon execution of a general release of claims in favor of the Company at the time of termination.

A copy of the Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached Offer Letter.

There is no arrangement or understanding between Mr. DeSocio and any other person pursuant to which Mr. DeSocio was appointed as an officer and director of the Company. There are no family relationships between Mr. DeSocio and any director or executive officer of the Company, and no transactions involving Mr. DeSocio that would require disclosure under Item 404(a) of Regulation S-K, other than as described herein.

The Company issued a press release on September 26, 2017 announcing Mr. DeSocio’s appointment as President and Chief Executive Officer, as well as Mr. Chretien’s transition to Chief Strategy Officer. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Also on September 25, 2017, the Board adopted and approved, subject to stockholder approval at the Company’s 2018 annual meeting of stockholders, the First Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan (the “Plan Amendment”), which, if approved by the stockholders, will (i) increase the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan from 2,000,000 shares to 2,500,000 shares; (ii) increase the total number of shares of Common Stock for which incentive stock options may be granted, from 1,000,000 shares to 2,500,000 shares; (iii) increase the maximum number of shares of Common Stock for which awards may be granted to any individual Director in any year, from 1,000,000 shares to 1,250,000 shares; and (iv) increase the maximum number of shares of Common Stock for which awards may be granted to any individual participant in any year, from 1,000,000 shares to 1,250,000 shares.

The foregoing description of the Plan Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter, dated September 25, 2017, between Intellinetics, Inc. and James F. DeSocio

10.2	First Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan, dated September 25, 2017

99.1	Press Release of Intellinetics, Inc., issued September 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: September 26, 2017